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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE               Contact: John E. Vollmer III
                                             SVP-Corporate Development
                                             Patterson-UTI Energy, Inc.
                                             (214) 360-7800


              PATTERSON-UTI ENERGY ANNOUNCES FOURTH QUARTER RESULTS

     RESULTS CONTINUE TO DEMONSTRATE EARNINGS LEVERAGE AS REVENUES INCREASE


         SNYDER, TEXAS - JANUARY 29, 2004 - PATTERSON-UTI ENERGY, INC. (NASDAQ:
PTEN), today announced financial results for the three and twelve months ended December 31, 2003.

         The Company reported a tenfold increase in net income on a 48 percent increase in revenues for the quarter. Net income for the quarter totaled $20.4 million, or $0.25 per share, compared to net income of $1.8 million, or $0.02 per share, for the fourth quarter of 2002. Revenues for the quarter were up 48 percent to $208.3 million, compared to $140.9 million for the fourth quarter of 2002.

         Net income for the twelve months ended December 31, 2003 increased to $55.3 million, or $0.68 per share, compared to net income of $2.2 million, or $0.03 per share, for the twelve months ended December 31, 2002. Revenues for the year increased by 47 percent to $776.2 million compared to $528.0 million in 2002.

         Cloyce A. Talbott, Patterson-UTI's Chief Executive Officer, commented, "While demand for drilling rigs remained relatively stable during the last half of 2003, average revenues and margin per drilling day continued to increase in the fourth quarter. Our average revenue per drilling day increased by $180 to $9,760 and our average margin per drilling day increased by $240 to $2,840 compared to the third quarter of 2003.

         "During the fourth quarter, we had an average of 191 rigs operating, including 12 in Canada, compared to 192 in the previous quarter, including 11 in Canada. We estimate that our rig count will average 186 rigs operating in January, including 15 in



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Canada. January activity levels were impacted by slow post-holiday start-ups and weather delays, but we are seeing a steady pickup at the end of January.
Customer inquiries are increasing as 2004 drilling programs commence and we expect our rig count will continue to increase as the first quarter progresses," Talbott added.

         "We are also very pleased with the performance of our pressure pumping services and oil and natural gas exploration and production business segments. The performance of our drilling and completion fluids services business segment was hindered by continued weakness in the Gulf of Mexico," Talbott continued.

         Mark S. Siegel, Chairman of Patterson-UTI Energy, stated, "Our results for the quarter continue to demonstrate the earnings leverage that we are able to achieve as revenues increase and daily margins improve.

         "Looking ahead, we believe that Patterson-UTI continues to be well-situated to enhance its position as a leading provider of onshore contract drilling services to exploration and production companies in North America. During the year we increased our drilling rig fleet by 19, bringing our total land-based drilling rig count to 343. Our balance sheet continues to be strong. We ended the year with $100 million in cash and cash equivalents, $200 million in working capital and no long-term debt, providing us with the opportunity to be patient buyers of additional drilling capacity when the opportunity arises," Siegel concluded.

         The results for the twelve-month period in 2003 include income in the amount of $2.5 million ($1.6 million after tax) from the collection of a disputed receivable acquired in the 1999 merger with Norton Drilling Services, Inc., as well as a net of tax charge of $469,000 resulting from a change in the accounting rules (SFAS No.143) pertaining to the Company's exploration and production activities. The results for the 2002 twelve-month period include a pretax charge of $4.7 million ($2.8 million after tax) due to the financial failure of a workers' compensation insurance carrier that had provided coverage for the Company between 1992 and March of 2001.

         All references to "earnings per share" in this press release are diluted earnings per share as defined within the Statement of Financial Accounting Standards No. 128.

         The Company will hold its quarterly conference call to discuss fourth quarter results today at 11:00 a.m. Eastern (10:00 a.m. Central and 8:00 a.m. Pacific). This call is being Webcast and can be accessed through Patterson-UTI's Web site at


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www.patenergy.com or at www.streetevents.com in the Individual Investor Center.
Replay of the conference call Webcast will be available at these same sites until Thursday, February 12, 2004.

         ABOUT PATTERSON-UTI

         Patterson-UTI Energy, Inc. provides onshore contract drilling services to exploration and production companies in North America. The Company owns 343 land-based drilling rigs that operate primarily in the oil and natural gas producing regions of Texas, New Mexico, Oklahoma, Louisiana, Colorado, Utah, Wyoming and western Canada. Patterson-UTI Energy, Inc. is also engaged in the businesses of pressure pumping services and drilling and completion fluid services. Additionally, the Company has a small exploration and production business that is based in Texas.


Statements made in this press release which state the Company's or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, declines in oil and natural gas prices that could adversely affect demand for the Company's services, and their associated effect on day rates, rig utilization and planned capital expenditures, adverse industry conditions, difficulty in integrating acquisitions, demand for oil and natural gas, and ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC.




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                           PATTERSON-UTI ENERGY, INC.
             Condensed Consolidated Statements of Income (Unaudited)
                      (in thousands, except per share data)

                                                                      Three Months Ended               Twelve Months Ended
                                                                         December 31,                     December 31,
                                                                    2003             2002             2003             2002
                                                                ------------     ------------     ------------     ------------

REVENUES                                                        $    208,292     $    140,876     $    776,170     $    527,957

COSTS AND EXPENSES
       Direct operating costs (excluding depreciation,
            depletion and amortization)                              146,723          108,515          567,640          402,721
       Depreciation, depletion and amortization                       24,173           22,746           97,998           91,216
       Selling, general and administrative                             7,149            7,001           27,709           26,140
       Bad debt expense                                                   --              125              259              320
       Restructuring and other charges                                    --               --           (2,452)           4,700
       Other                                                            (592)            (389)          (2,174)            (538)
                                                                ------------     ------------     ------------     ------------
            Total Costs and Expenses                                 177,453          137,998          688,980          524,559
                                                                ------------     ------------     ------------     ------------

OPERATING INCOME                                                      30,839            2,878           87,190            3,398
                                                                ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSE)
       Interest  expense                                                 (76)            (234)            (292)            (532)
       Interest income                                                   308              356            1,116            1,110
       Other                                                               6              (27)             143             (137)
                                                                ------------     ------------     ------------     ------------
            Total Other Income                                           238               95              967              441
                                                                ------------     ------------     ------------     ------------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
       EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                       31,077            2,973           88,157            3,839

INCOME TAXES                                                          10,672            1,143           32,362            1,670
                                                                ------------     ------------     ------------     ------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
       IN ACCOUNTING PRINCIPLE                                        20,405            1,830           55,795            2,169

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
       PRINCIPLE, net of $287 income tax                                  --               --             (469)              --
                                                                ------------     ------------     ------------     ------------

NET INCOME                                                      $     20,405     $      1,830     $     55,326     $      2,169
                                                                ============     ============     ============     ============

NET INCOME PER COMMON SHARE
       BASIC:
       Income before cumulative effect of change in
            accounting principle                                $       0.25     $       0.02     $       0.69     $       0.03
       Cumulative effect of change in accounting principle                --               --            (0.01)              --
                                                                ------------     ------------     ------------     ------------
       Net Income                                               $       0.25     $       0.02     $       0.68     $       0.03
                                                                ============     ============     ============     ============

       DILUTED:
       Income before cumulative effect of change in
            accounting principle                                $       0.25     $       0.02     $       0.68     $       0.03
       Cumulative effect of change in accounting principle                --               --               --               --
                                                                ------------     ------------     ------------     ------------
       Net Income                                               $       0.25     $       0.02     $       0.68     $       0.03
                                                                ============     ============     ============     ============

AVERAGE COMMON SHARES OUTSTANDING
       Basic                                                          80,935           79,676           80,636           78,705
                                                                ============     ============     ============     ============
       Diluted                                                        82,307           81,835           82,286           81,252
                                                                ============     ============     ============     ============



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                           PATTERSON-UTI ENERGY, INC.
               Additional Financial and Operating Data (Unaudited)
                             (dollars in thousands)

                                                                      Three Months Ended                 Twelve Months Ended
                                                                         December 31,                        December 31,
                                                                    2003              2002              2003              2002
                                                                ------------      ------------      ------------      ------------

Contract Drilling:
       Revenues                                                 $    171,085      $    109,627      $    639,694      $    410,295
       Direct operating costs (excluding depreciation and
          amortization)                                         $    121,331      $     86,072      $    475,224      $    318,201
       Selling, general and administrative                      $      1,086      $        912      $      4,425      $      3,987
       Operating days                                                 17,535            12,867            68,798            45,919
       Average revenue per operating day                        $       9.76      $       8.52      $       9.30      $       8.94
       Average direct operating costs per operating day         $       6.92      $       6.69      $       6.91      $       6.93
       Average margin per operating day                         $       2.84      $       1.83      $       2.39      $       2.01
       Number of owned rigs at end of period                             343               324               343               324
       Average number of rigs owned during period                        342               324               336               323
       Average rigs operating                                            191               140               188               126
       Rig utilization percentage                                         56%               43%               56%               39%
       Capital expenditures                                     $     27,638      $     17,009      $     95,175      $     68,516

Pressure Pumping:
       Revenues                                                 $     14,574      $      9,305      $     46,083      $     32,996
       Direct operating costs (excluding depreciation)          $      8,152      $      5,675      $     26,184      $     19,802
       Selling, general and administrative                      $      1,552      $      1,165      $      5,683      $      4,301
       Total jobs                                                      1,746             1,043             5,667             3,796
       Average revenue per job                                  $       8.35      $       8.92      $       8.13      $       8.69
       Average costs per job                                    $       4.67      $       5.44      $       4.62      $       5.22
       Average margin per job                                   $       3.68      $       3.48      $       3.51      $       3.47
       Capital expenditures                                     $      1,525      $      3,007      $     10,524      $      7,399

Drilling and Completion Fluids:
       Revenues                                                 $     17,799      $     17,894      $     69,230      $     69,943
       Direct operating costs (excluding depreciation and
          amortization)                                         $     15,941      $     15,797      $     61,424      $     60,762
       Selling, general and administrative                      $      2,029      $      1,972      $      7,447      $      7,243
       Total jobs                                                        471               401             1,931             1,457
       Average revenue per job                                  $      37.79      $      44.62      $      35.85      $      48.00
       Average costs per job                                    $      33.85      $      39.39      $      31.81      $      41.70
       Average margin per job                                   $       3.94      $       5.23      $       4.04      $       6.30
       Capital expenditures                                     $        353      $        476      $        912      $      1,571

Oil and Natural Gas Production and Exploration:
       Revenues                                                 $      4,834      $      4,050      $     21,163      $     14,723
       Direct operating costs (excluding depreciation and
          depletion)                                            $      1,299      $        971      $      4,808      $      3,956
       Selling, general and administrative                      $        399      $        423      $      1,489      $      1,571
       Capital expenditures                                     $      3,116      $        916      $     10,484      $      6,357


Corporate and Other:
       Selling, general and administrative                      $      2,083      $      2,529      $      8,665      $      9,038
       Bad debt expense                                         $         --      $        125      $        259      $        320
       Other                                                    $       (592)     $       (389)     $     (4,626)     $      4,162


Total capital expenditures, excluding acquisitions              $     32,632      $     21,408      $    117,095      $     83,843

                                                                December 31,      December 31,
                                                                    2003              2002
                                                                ------------      ------------

Selected Balance Sheet Data:
       Cash and cash equivalents                                $    100,483      $     82,154
       Current assets                                           $    308,060      $    243,015
       Total assets                                             $  1,075,830      $    942,509
       Current liabilities                                      $    108,447      $     75,152
       Long-term debt, less current maturities                  $         --      $         --
       Working capital                                          $    199,613      $    167,863